UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TELENAV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Telanav, Inc. (“Telanav” or the “Company”) by V99, Inc. a Delaware corporation (“Parent” or “V99”), pursuant to the terms of an Agreement and Plan of Merger, dated November 2, 2020, by and among the Company, Parent and Telenav99, Inc., a Delaware corporation and wholly owned subsidiary of Parent:

(i) Letter from Doug Miller, Lead Independent Director, to Telenav Employees

The item listed above was first used or made available on December 3, 2020.

Subject: Letter from Doug Miller, Lead Independent Director, to Telenav Employees

All—below please find a letter to all employees from Doug Miller, Lead Independent Director, regarding an announcement Telenav made today.

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Telenav Team,

I hope this finds you well, and that everyone was able to enjoy a safe and happy Thanksgiving. On behalf of the Special Committee of the Telenav Board of Directors, I am writing to provide an update on our “go-private” transaction with V99.

This morning, we announced the expiration of the “go-shop” period. As you may recall, the “go shop” period was the 30 day period following the signing of the merger agreement during which Telenav’s Special Committee and its advisors could solicit alternative transaction proposals from other third parties who may be interested in acquiring the Company. The “go-shop” period provided a venue to check the market and ensure that the proposed transaction with V99 maximizes shareholder value. Following this process, the Special Committee continues to believe that the transaction with V99 is in the best interest of the Company and all of its stakeholders. We remain confident that Telenav will thrive as a privately-held company with additional flexibility and resources to continue investing in our connected-car strategy.

While the expiration of the “go-shop” period is an important milestone as we proceed towards completing the transaction with V99, there are still a number of customary conditions to closing that must be satisfied over the coming months before the transaction officially closes, which is expected to occur in the first calendar quarter of 2021. In the coming weeks, we expect that HP will have opportunities to provide more detail on the vision for Telenav as we plan for the Company’s continued success as a private company following the completion of the transaction. In the meantime, please continue to focus on your day-to-day responsibilities and executing on Telenav’s strategic plan.

Consistent with our policy, should you receive any questions from outside parties about the transaction, please do not respond and forward them to Adeel Manzoor, our Chief Financial Officer at adeelm@telenav.com, and Steve Debenham, our General Counsel at steved@telenav.com. If you have any specific questions about this matter, please direct them to your supervisor or either Adeel or Steve.

Thank you for your continued hard work throughout this process. Telenav’s employees are the cornerstone of the Company’s success, and you should all feel proud of what you have accomplished.

Sincerely,

Doug Miller

Lead Independent Director, and a Member of the Special Committee of the Telenav Board of Directors

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent Telenav’s expectations or beliefs concerning future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include Telenav’s expectations regarding V99’s agreement to acquire Telenav (the “Agreement”), the terms and conditions of the Agreement, and the timing of the closing of the proposed transaction. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the failure to obtain the approval of Telenav’s stockholders, including a majority of the outstanding shares of common stock owned by stockholders other than HP Jin, Samuel Chen and Changbin Wang, and each of their affiliates and related parties, in connection with the proposed transaction; the failure to consummate or delay in consummating the proposed transaction for other reasons; the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; the effect of the proposed transaction on Telenav’s business and operating results and impact on the trading price of shares of the Telenav’s common stock; the diversion of management time on transaction-related issues. Any forward-looking statement made by Telenav in this communication is based only on information currently available to Telenav and speaks only as of the date on which it is made. Except as required by applicable law or regulation, Telenav does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Telenav and V99. In connection with the proposed transaction, Telenav intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Telenav will mail the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

Telenav and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav’s common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.